Exhibit 99.1

SIZELER ANNOUNCES COURT DENIAL OF

FIRST UNION'S PRELIMINARY INJUNCTION REQUEST

FOR IMMEDIATE RELEASE -- KENNER, LA, July 12, 2005 -- Sizeler Property Investors, Inc. (NYSE: "SIZ") announced that the federal court in Baltimore, Maryland denied, on July 11, 2005, a request by First Union Real Estate Equity & Mortgage Investments ("First Union") for a preliminary injunction that, if granted, would have provided First Union with information about non-objecting beneficial owners of Sizeler's stock. Sizeler's counsel argued, and the Court agreed, that First Union was not entitled to the relief request.

Sizeler is pleased with the Court's ruling and is fully committed to providing First Union and all other stockholders access to any and all corporate information to which they are entitled under Maryland law and federal rules, including the requirements of Rule 14a-7 and other provisions of the SEC proxy rules.

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PROXY SOLICITATION

SIZELER PROPERTY INVESTORS, INC. AND ITS DIRECTORS, INCLUDING THOSE DIRECTORS WHO ARE ALSO EXECUTIVE OFFICERS, MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS. A LISTING OF THE SIZELER DIRECTORS AND CERTAIN OTHER INFORMATION REGARDING THEIR DIRECT AND INDIRECT INTERESTS IN THE SOLICITATION IS INCLUDED IN THE COMPANY'S SCHEDULE 14A FILED ON MAY 11, 2005. SIZELER WILL ALSO BE FILING A DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS WITH THE SECURITIES AND EXCHANGE COMMISSION. STOCKHOLDERS OF SIZELER ARE ADVISED TO READ, WHEN AVAILABLE, SIZELER'S DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED BY SIZELER WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH SIZELER'S SOLICITATION OF PROXIES FOR THE 2005 ANNUAL MEETING BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. STOCKHOLDERS OF SIZELER AND OTHER INTERESTED PARTIES MAY OBTAIN FREE OF CHARGE, WHEN AVAILABLE, COPIES OF THE DEFINITIVE PROXY STATEMENT AND ANY OTHER DOCUMENTS FILED BY SIZELER WITH THE SECURITIES AND EXCHANGE COMMISSION (INCLUDING THE SCHEDULE 14A FILED ON MAY 11, 2005), AT THE SEC'S INTERNET WEBSITE HTTP://WWW.SEC.GOV AND ALSO ON SIZELER'S INTERNET WEBSITE HTTP://WWW.SIZELER.NET. THE SCHEDULE 14A FILED MAY 11, 2005, AND, WHEN AVAILABLE, THE DEFINITIVE PROXY STATEMENT FOR THE 2005 ANNUAL MEETING ALSO MAY BE OBTAINED FREE OF CHARGE BY CONTACTING MORROW & CO., INC., WHICH IS ASSISTING SIZELER IN THE SOLICITATION OF PROXIES, AT (800) 654- 2468 OR (212) 754-8000 (COLLECT).

Contact: Thomas A. Masilla, Jr., President, 504-471-6200